UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2012

SUNOCO, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 1500, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 977-3000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Sunoco, Inc. (“Sunoco”) and Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Partners GP, L.P., the general partner of ETP, Sam Acquisition Corporation, a wholly owned subsidiary of ETP, and, for certain limited purposes, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP have entered into an Agreement and Plan of Merger dated as of April 29, 2012, as amended by Amendment No. 1 thereto dated as of June 15, 2012 (the “Merger Agreement”). Section 5.7(e) of the Merger Agreement provides that Sunoco will take such actions as may be necessary to eliminate from the Sunoco, Inc. Capital Accumulation Plan (“SunCAP”) any investment fund, election or alternative that provides for an investment directly in shares of Sunoco common stock, effective no later than immediately prior to the consummation of the transactions contemplated by the Merger Agreement. The reason for this request is that the receipt and retention of merger consideration in the form of ETP common units in SunCAP accounts would result in prohibited transactions under the Employee Retirement Income Security Act of 1974.

During the period when the trustee of SunCAP is taking the steps necessary to implement the liquidation of SunCAP’s Sunoco, Inc. Common Stock Fund and the ESOP Fund (the “Sunoco Stock Funds”), and the allocation and reinvestment of the proceeds of such liquidation to the affected SunCAP participants’ accounts, participants in SunCAP will be unable to direct or diversify investments in or out of the Sunoco Stock Funds, which constitutes a “blackout period” for SunCAP. Pursuant to the Securities and Exchange Commission’s (the “SEC”) Regulation BTR, a corresponding blackout period will be imposed on all of Sunoco’s directors and officers with respect to equity securities acquired in connection with their service to or employment with Sunoco.

On August 20, 2012, Sunoco sent a notice to its officers and directors informing them of the corresponding blackout period, during which time they will be prohibited from engaging in transactions in Sunoco equity securities acquired in connection with their service to or employment with Sunoco (the “Notice”). Sunoco directors and executive officers were informed that the SunCAP blackout period currently is expected to begin at 1:00 p.m. (Eastern Time) on Wednesday, September 19, 2012 and is expected to end at 4:00 p.m. (Eastern Time) on Tuesday, October 2, 2012.

Sunoco provided the Notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the SEC’s Regulation BTR. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between ETP and Sunoco, ETP has filed with the SEC a registration statement on Form S-4 that contains a preliminary proxy statement/prospectus. The registration statement has not yet become effective. Following the registration statement having been declared effective by the SEC, ETP and Sunoco will file with the SEC and mail to the Sunoco shareholders the definitive proxy statement/prospectus. THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors, executive officers and affiliates, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description is available in the registration statement and the preliminary proxy statement/prospectus.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Notice to Directors and Officers of Sunoco, Inc. Concerning Limitations on Trading in Sunoco, Inc. Securities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Sunoco, Inc. (Registrant)

August 20, 2012	By:	/s/ JOSEPH P. KROTT
		Name:	Joseph P. Krott
		Title:	Comptroller (Principal Accounting Officer)